BROWN ADVISORY

POLICY MANUAL

LAST UPDATED

August 2008

901 South Bond Street f Suite 400 f Baltimore, MD 21231

Brown Advisory
August 2008

C.		Policies Relating to Clients
		1.	Investments
			a.	Guidelines Governing Purchase of Large	45
				Capitalization Stocks for Discretionary Accounts
			b.	Guidelines Governing Purchase of Initial Public	46
				Offerings for Client Accounts
			c.	Guidelines Governing Investment in Proprietary	46
Instruments
			d.	Use of Performance Presentation Standards	46
			e.	Proxy Voting Policy on Securities *	47
			f.	Trading Policy	50
			g.	Processing of Buy or Sell Equity Orders	50
			h.	Placement of Trades w/Broker-Dealers *	51
			i.	Qualifications of Broker-Dealers *	52
			j.	Brokerage Business Allocation for Research
				Services (Commission “Soft Dollars”) *	53
			k.	Directed Brokerage Commissions	53
			l.	Crossed Trades	54
			m. Acceptance of an Account with Closely-Held Assets		54
			n.	Brown Advisory Rule 17a-7	54
			o.	Marketing Department Policy for the Use of
				Individual Stocks in Marketing Material	54
			p.	Marketing Department Policy for the Use of
				Performance Rankings in Marketing Material	55
		2.	Account Management and Administration
			a.	Overdrafts	56
			b.	Discretionary Distribution	56
			c.	Requests for Cash Disbursements or Transfers	57
			d.	Closing Accounts	59
			e.	Referral Fees (Cash Payments) for Client
				Solicitations	59
		3.	Mass Mailings to Clients		60
		4.	Operations
			a.	Rotation of Duties	61
			b.	House Account Policy	61

III.	SECURITIES EMPLOYEES
	A.	Compliance Manual Overview			62

* Policies subject to Board approval.

				ii

Brown Advisory
August 2008

I.	ALL EMPLOYEES

	A.	INTRODUCTION OF MANUAL

The purpose of this Policy Manual, as amended from time to time (this “Manual”), is to set forth the policies that govern the conduct of Brown Advisory’s directors, officers and employees (collectively, “employees”). Each employee will be required to certify in writing that he or she has read and understands the contents of this Manual. If an employee has questions regarding any business conduct, he or she should refer them immediately to his or her Supervisor.

	B.	COMMITTEES

1. POLICY COMMITTEE

The Policy Committee consists of Partners of Brown Advisory as appointed by the CEO. The Committee shall meet the first Monday of each month or as deemed necessary. The Committee shall address issues identified by any member of the Committee as deserving consideration.

Office of Primary Responsibility: CEO

2. AUDIT COMMITTEE *

The Audit Committee shall consist of members of the Board of Directors of the
Firm as appointed by the Board of Directors.

Mr. Earl L. Linehan, Chairman of the Audit Committee
Woodbrook Capital Inc.
501 Fairmount Ave., Suite 300
Towson, MD 21286
410-769-6130

Mr. William C. Baker
President
Chesapeake Bay Foundation
6 Herndon Avenue
Annapolis, MD 21403
410-269-0481

1

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Mr. Joseph R. Hardiman
NEA Associates
1119 St. Paul Street
Baltimore, MD 21202
410-244-0115

Mr. Walter D. Pinkard, Jr.
Colliers Pinkard
100 Light St., Suite 1400
Baltimore, MD 21202
410-347-7540

The Audit Committee shall meet at least quarterly. A quorum of the Audit
Committee will consist of three members including the head of the committee.

I. Audit Committee Purpose

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

A.	Monitor the integrity of the Firm’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

B.	Monitor the independence and performance of the Firm’s independent auditors and internal auditing function.

C.	Oversee the independent auditors and have the authority and
responsibility for the appointment, termination and compensation of the independent auditors. The independent auditors will report directly to the Audit Committee and the Audit Committee will be responsible for the resolution of any disagreements between management and the independent auditors regarding financial reporting.

D.	Approve all audit fees and terms and all non-audit services provided by the independent auditors, and consider whether these services are compatible with the auditor’s independence.

E.	Encourage adherence to, and continuous improvement of, the Firm’s policies, procedures, and practices.

F.	Review areas of potential significant financial risk to the Firm.

G.	Monitor the Firm’s risk assessment process.

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H. Monitor compliance with legal and regulatory requirements.

I. Provide an avenue of communication among the independent auditors, management, the internal auditing function, and the Board of
Directors.

II. Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. For purposes of determining a director’s independence, the Board uses NASDAQ
Rule 4200 (a)(15) as guidance (following below). All members of the Audit
Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

Audit Committee members shall be appointed by the Board. If an Audit
Committee Chair is not designated or present, the members of the Audit
Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet four times annually, or more frequently as circumstances dictate. The Audit Committee should have committee meeting agendas prepared by the Audit Committee Chair with input from committee members as needed. It is expected that the Chair also would ask for management and key committee advisors, and perhaps others, to participate in this process.

The Audit Committee should maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities. The minutes will be maintained by a secretary selected by the Audit
Committee. In addition, the minutes (or a summarized version thereof) from
Audit Committee meetings should be distributed to each board member prior to the subsequent Board of Directors meeting. In the event the Audit
Committee meets on the same day as the Board, the minutes will be distributed to the Board at the next Board meeting.

The Audit Committee should meet in executive session at least annually with management, the director of the internal auditing function, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

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III. Audit Committee Responsibilities and Duties

A. Reviews

The Audit Committee should review:

1.	The adequacy of this Charter at least annually and submit the
Charter to the Board of Directors for approval.

2.	The Firm’s annual audited financial statements. This review
should include discussion with management and the independent auditors regarding any significant accounting issues.

3.	In consultation with the management, the independent auditors, and the internal auditors, the integrity of the Firm’s financial reporting processes and controls. This review should include a discussion of any known significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. In addition, the Audit Committee should review significant findings prepared by the independent auditors and the internal auditing function together with management’s responses, including the status of previous recommendations.

B. Independent Auditors

The independent auditors are ultimately accountable to the Audit
Committee and the Board of Directors. In this regard, the Audit
Committee should:

1.	On an annual basis, review the independence and performance of the auditors and recommend to the Board of Directors the
appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2.	On an annual basis, review and discuss with the independent
auditors all significant relationships they have with the Firm that could impair the auditors’ independence.

3.	Review and approve the fees and other significant compensation to be paid to the independent auditors for significant management consulting engagements to be performed by the independent
auditors’ firm. In addition, the Audit Committee should be advised of any other significant study undertaken at the request of
management that is beyond the scope of the audit engagement
letter.

4.	Review the independent auditors audit plan, discuss the scope,

Brown Advisory August 2008

staffing, locations, reliance upon management and internal audit, and general audit approach with a view towards understanding whether the audit plan appears sufficient and covers any significant areas of concern that the Audit Committee may have.

5.	Consider the independent auditors’ judgments about the quality and appropriateness of the Firm’s accounting principles as applied in its financial reporting. Discuss with management and the
independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Firm’s financial statements.

6.	Consider the independent auditors’ judgments regarding whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

C. Risk Assessment, Internal Audit Function and Legal Compliance

On at least an annual basis, the Audit Committee should review the risk assessment of all of the Firm’s major activities. The frequency and depth of each area’s internal audit will vary according to the risk assessment of that area.

With respect to its role in connection with the internal audit, the Audit
Committee should:

1.	Review the risk-based internal audit plan, and any amendments thereto, and the organizational structure, qualifications and staffing of the internal audit, as needed.

2.	Review internal audit reports prepared by an internal auditor together with management’s response and follow-up to these
reports.

On at least an annual basis, the Audit Committee should review any legal matters that could have a significant impact on the organization’s financial statements, the Firm’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Brown Advisory August 2008

D. Handling of Complaints

The Chairman of the Audit Committee will be responsible for the receipt of employee complaints regarding internal accounting controls or auditing matters. The Chairman will ensure that any such complaints are addressed adequately, and that files of all such matters are retained.

E. Other Audit Committee Responsibilities

The Audit Committee should establish, review, and update periodically a
Code of Ethics and ensure that management has established a system to enforce this Code. The Audit Committee should review any violations of the Code brought to the Audit Committee’s attention as well as any necessary corrective action, if any.

NASDAQ Rule 4200

(a) For purposes of the Rule 4000 Series, unless the context requires otherwise:

(15) “Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(B) a director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(i) compensation for board or board committee service;

(ii) payments arising solely from investments in the company’s securities;

(iii) compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;

(iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v) loans permitted under Section 13(k) of the Act. Provided, however, that audit committee members are subject to additional, more stringent requirements under
Rule 4350(d).

Brown Advisory August 2008

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the company’s securities; or
(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Office of Primary Responsibility: CFO

3. OPERATING COMMITTEE

The Chief Information Officer (who serves as Chair) shall select the members of the Committee. The Committee shall meet on a weekly basis or as deemed necessary.

Office of Primary Responsibility: Chief Information Officer

4. WORKPLACE DISCRIMINATION/HARASSMENT
COMMITTEE *

The CEO shall designate the members of the committee which shall include the
Director of Human Resources and the CEO shall designate the Chair of the
Committee. Members of this Committee shall meet four times a year, or as deemed necessary.

The Firm is committed to the principle of equal employment opportunity, and it is the Firm’s policy to recruit, hire, train, compensate, promote, transfer, demote, lay-off, and discharge individuals, and take all other personnel actions, without regard to sex, race, creed, color, age, religion, pregnancy, sexual orientation, status as qualified individual with a disability, marital status, veteran status, citizenship status, national origin, or any other status protected by law.

Brown Advisory August 2008

The Firm is committed to maintaining a working environment in which all individuals are treated with respect and dignity. Each of our employees should be able to work in an atmosphere that promotes equal opportunity and prohibits discriminatory practices including harassment. In keeping with this commitment, the Firm will not tolerate unlawful discrimination or harassment of our employees at work by anyone, including any executive, manager, supervisor, employee, contractor, vendor or visitor. The Firm encourages the reporting of all information relating to workplace discrimination or harassment without regard to the identity of the alleged discriminator/harasser or victim. The Firm is committed to promptly investigating all complaints of discrimination and harassment and to taking prompt and effective remedial action to stop such conduct from occurring. Employees who are found to have engaged in unlawful discrimination or harassment will be disciplined accordingly, up to and including termination.

DEFINITION OF WORKPLACE HARASSMENT

Workplace harassment consists of unwelcome conduct, whether verbal, visual or physical that is based on an individual's protected status, such as sex, race, color, ancestry, national origin, religion, age, physical or mental disability or any other protected group status, and that results in a tangible employment action or that is severe or pervasive enough that it unreasonably interferes with an individual's work performance or otherwise creates an intimidating, coercive, hostile, or offensive working environment.

Sexual harassment, which is a specific type of workplace harassment, consists of unwelcome sexual advances, requests for sexual favors, and other verbal, visual or physical conduct of a sexual nature when (1) submission to or rejection of this conduct is used explicitly or implicitly as a factor in decisions affecting hiring, evaluation, promotion or other tangible employment actions (sometimes referred to as "quid pro quo" harassment) or (2) such conduct is severe or pervasive enough to interfere with an individual's work performance or otherwise render the workplace intimidating, coercive, hostile or offensive to the reasonable person
(sometimes referred to as "hostile environment" harassment). Sexual harassment can occur between members of the same sex or the opposite sex.

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Examples of harassing conduct include, but are not limited to:

• repeated unwelcome sexual advances, propositions, flirtations or innuendoes;
• demands for sexual favors;
• physical grabbing, rubbing, patting, pinching, hitting or any other unwelcome or offensive physical contact;
• unwelcome racial or ethnic epithets, slurs, negative stereotyping, or any similar verbal or physical conduct that denigrates or shows hostility toward an individual because of his/her race, ethnicity, or national origin;
• unwelcome vulgar, offensive or obscene language or gestures;
• display of vulgar, offensive or obscene pictures, photographs or cartoons;
• unwelcome telephone calls, voice-mails or e-mails of a vulgar, offensive or obscene nature;
• verbal abuse;
• unwelcomed commentary about an individual's body, sexual prowess or deficiencies.

WHO IS COVERED BY THIS POLICY?

This policy covers every employee of the Firm. The Firm will not tolerate unlawful discrimination or harassment of or by any of our employees. In addition, the Firm will not tolerate unlawful discrimination or harassment of or by any person who is not an employee ¯such as a contractor, vendor or visitor, to the extent that it affects any employees while they are at work. Workplace discrimination or harassment will not be tolerated on our property or any other work-related settings. All employees have a responsibility to conduct themselves in an appropriate manner and are encouraged to promptly report all information regarding unlawful discrimination or harassment pursuant to the procedures set out below.

HOW AND WHEN TO REPORT A COMPLAINT OF DISCRIMINATION OR
HARASSMENT

The Firm encourages its employees who believe that they are being discriminated against or harassed to promptly notify the offender(s) that the behavior is unwelcome, that the behavior is harassing, and that the offending behavior must stop immediately. While the Firm encourages employees to engage in such self-
help to stop discrimination or harassment, we also recognize that the facts of any particular situation may make such a confrontation uncomfortable or may otherwise be ineffective. In the event that an employee chooses not to confront his or her harasser(s) directly as the first step in bringing an end to the offending behavior, the employee may inform his or her supervisor, the CEO, the CFO or the Director of Human Resources. An employee always remains free to report discrimination or harassment at any time. The Firm also encourages employees

Brown Advisory August 2008

who witness or who have information regarding discrimination or harassment to report such information to any of the above named individuals.

Employees are encouraged to promptly report claims or information relating to discrimination and/or harassment so that the Firm may conduct a prompt investigation and take effective remedial action to stop the discrimination or harassment. While the Firm will investigate all complaints of discrimination or harassment, late reporting of complaints or information may affect the Firm’s ability to conduct a thorough investigation and thus affect the Firm’s ability to take effective remedial action.

THE FIRM WILL PROMPTLY INVESTIGATE ALL DISCRIMINATION AND
HARASSMENT COMPLAINTS

The Workplace Discrimination/Harassment Committee and senior management is responsible for overseeing discrimination and harassment investigations, determining whether discrimination or harassment has occurred, and for determining the level of discipline for those who violate the policy. All complaints and information regarding discrimination and harassment will be taken seriously and will be investigated promptly and thoroughly. The Firm will take reasonable steps to protect the privacy of the participants in the investigation, to the extent that the nature of the complaint and the investigation permit. It is possible, however, that information regarding the complaint and the investigation will be revealed during the course of the investigation and during any subsequent legal proceedings.

RETALIATION IS ALSO PROHIBITED

Retaliation against any individual, who makes a good faith complaint or provides any information regarding harassment, including participation in a discrimination or harassment investigation, will not be tolerated. Any individual who engages in retaliation is in violation of this policy and will be disciplined accordingly, up to and including termination. Complaints and information of retaliation are subject to the same reporting, investigation and remedial procedures as discrimination or harassment claims.

THE FIRM WILL TAKE PROMPT AND EFFECTIVE REMEDIAL ACTION

At the conclusion of the investigation, the Workplace Discrimination/ Harassment
Committee will inform both the alleged victim and the alleged discriminator or harasser of the findings and intended actions to be taken. Individuals who are found to have engaged in discrimination, harassment, retaliation, or other inappropriate conduct will be disciplined accordingly, including one or more of the following: written warning, transfer, demotion, suspension or discharge. If the investigation results in a finding that an individual falsely accused another of discrimination, harassment or retaliation in a knowing or malicious manner, or otherwise knowingly or maliciously provided false information during the course

Brown Advisory August 2008

of the investigation, that individual will also be subject to the appropriate sanctions, up to and including termination.

While this policy sets forth the Firm’s standards for promoting a workplace that is free from unlawful discrimination and harassment, this policy does not limit our authority or ability to discipline or take any other remedial action for workplace conduct that we find to be inappropriate, regardless of whether that conduct meets the definition of discrimination or harassment.

Office of Primary Responsibility: CEO

C.	POLICIES RELATING TO EMPLOYEES

1. CODE OF ETHICS*

I. Statement of General Principles

Brown Advisory is committed to providing services with the utmost professionalism and integrity. The Firm and its Employees (as defined below)
owe an undivided duty of loyalty to the Firm’s clients and must place clients’
interests first at all times. Employees must avoid any activity that might create an actual or potential conflict of interest and should never take unfair advantage of their positions with the Firm. Employees may not cause a client to take action (or fail to take action) for the Employee’s personal benefit, rather than for the benefit of the client.

The Firm recognizes, however, that Employees should have an opportunity to develop investment programs for themselves and their families. The Firm’s
Code of Ethics sets forth policies and procedures reasonably designed to ensure that Employees conduct their personal securities transactions in a manner that complies with the securities laws, rules and regulations and that does not raise even the appearance of impropriety.

All Employees are expected to adhere to the Code of Ethics. Technical compliance with these policies and procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated above. Employees should address any questions regarding the Code of Ethics to the Chief Compliance Officer (“CCO”) or
CEO.

II. Definitions

Beneficial Interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

Brown Advisory August 2008

Employee means any officer or employee of Brown Advisory Holdings
Incorporated and its subsidiaries.
Employee-Related Account means the following securities accounts:

• Personal Accounts: any account held in an Employee’s name.

• Joint Accounts: any joint or tenant-in-common account in which an
Employee is a participant.
• Trust Accounts: an account of a trust if:
o an Employee is a beneficiary of the trust; or
o an Employee is a trustee and a beneficiary of the trust is a member of the Employee’s immediate family (i.e., the Employee’s spouse, minor child and any other relative who shares the Employee’s household).

• Corporate Accounts: an account of a corporation or similar entity in which an Employee is a shareholder and if the Employee controls the entity or the Employee has or shares control over its investment portfolio.

• Accounts under an Employee’s Control: an account over which an
Employee has investment discretion or otherwise exercises control, and has a beneficial interest.

• Other Accounts: Any other account in which an Employee has a direct or indirect Beneficial Interest, including an account of an Employee’s spouse, minor child or any other relative who shares the Employee’s household.

Fully Discretionary Account means an Employee-Related Account over which the Employee has no direct or indirect influence or control (i.e., if investment discretion for that account has been delegated in writing to an investment manager and that discretion is not shared with the Employee). In order to have an account treated as a Fully Discretionary Account for purposes of this
Code of Ethics, the Employee must certify to the Firm in writing that he or she has not, and will not, discuss potential investment decisions with the investment manager before a transaction.

Fund means any registered investment fund for which the Firm serves as adviser or sub-adviser.

Guide List means those securities covered by the Firm’s research analysts.

Investment Person means an Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations

Brown Advisory August 2008

regarding the purchase or sale of securities by a Fund or any other Employee identified by the CCO.

Rating Change means the addition or deletion of a stock to or from, or a change in the action or fundamental rating of a stock, on any of the Firm’s
Guide Lists.

III. Policies and Procedures for Personal Investing

A. Pre-clearance of Securities Transactions

Subject to the provisions of Section III.B below, Employees must pre-
clear all securities transactions in Employee-Related Accounts.

To obtain pre-clearance for all orders other than a Fund, an Employee must complete an Employee Transaction Approval Form (refer to the
Compliance tab on the Intranet) and submit it to the Director of Equity
Trading (“Head Trader”) (or his or her designee) electronically. To obtain pre-clearance for all orders for shares of a Fund, an Employee must complete an Employee Mutual Fund Transaction Approval Form (refer to the Compliance tab on the Intranet) and submit it to the Head Trader (or his or her designee) electronically. Personal security transactions by the
Head Trader must be reviewed and approved by the CCO.

As soon as possible after receipt of the request, the reviewer should examine the form and determine whether to approve the transaction.
Before granting approval, the reviewer must be satisfied that the transaction complies with the Code of Ethics, including the trading restrictions in Section III.E below, and presents no conflict of interest. The reviewer will approve or disapprove electronically the Employee
Transaction Approval Form. Pre-clearance requests are maintained in a database that is updated by the Head Trader.

Employees will be notified by email when their request is approved. No order subject to pre-clearance may be entered prior to receipt of such approval. Verbal authorization is not sufficient. In addition, the approval is valid only until the close of business on the day it is granted. If the order is not placed during that period or is placed but not executed, a new approval must be obtained.

B. Exceptions

1. Exempt Accounts

Transactions in the following types of Employee-Related Accounts are exempt from the pre-clearance requirements:

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•	Employee-Related Trust Accounts where the Firm serves as
corporate trustee pursuant to a written agreement and is
compensated for its services, and the account is managed on a fully discretionary basis (a “Covered Trust Account”), or

•	Fully Discretionary Accounts

Except as noted in Section III.E.3.e below, Covered Trust Accounts and Fully Discretionary Accounts managed by the Firm are subject to all other provisions of the Code of Ethics.

2. Exempt Transactions

The pre-clearance requirements set forth above do not apply to the purchase or sale of the following:

•	Mutual fund (open end) shares, other than shares of a Fund;

•	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;

•	Direct obligations of the U.S. Government (i.e., Treasury
securities);

•	Dividend reinvestment plans, shares of money market funds
and money market instruments (i.e., bankers’ acceptances,
bank certificates of deposits, commercial paper, repurchase
agreements, floating rate notes (floaters) and high quality
short-term debt instruments);

•	Automatic transactions (e.g., purchases under dividend
reinvestment plans, activity in employee salary deferral
accounts and non-Employee directed sales and related
purchases associated with an Employee 401(k) Plan loan(s)
and repayment);

•	Sales pursuant to standing instructions on public charity gift accounts where an Employee controls an account but has no
beneficial interest; and

•	Transactions that are not voluntary on the part of the Employee
(e.g., stock dividends or splits; mergers; other corporate
reorganizations; or margin calls).

Brown Advisory August 2008

C. Transaction Reporting

Employees must report securities transactions (except Exempt
Transactions) in any Employee-Related Account.

To ensure compliance with this requirement, Employees must complete the Request for Outside Brokerage Account Form (refer to Exhibit C on the Intranet) and submit to the CCO for approval prior to opening the account, and, for new Employees, an Outside Brokerage Account Form
must be completed and submitted to the CCO within 10 days of employment. In addition, Employees must instruct the outside institution that maintains the Employee-Related Account to send duplicate copies of all transaction confirmations of account activity promptly to:

Brown Advisory
Attention: Head Trader; Confidential
P.O. Box 1944
Baltimore, Maryland 21203-1944

If an Employee chooses to open or maintain an Employee-Related
Account with the Firm, that will constitute agreement to allow the Firm to have access to all account information and statements.

D. Disclosure of Holdings

1. Initial Holdings Report

Within 10 days of commencing employment, each Employee must
submit an Initial Holdings Report (refer to the Compliance tab on the
Intranet) to the CCO and the information must be current as of a date no more than 45 days prior to the date the person becomes an employee.

2. Annual Holdings Report

Every year on or before July 15, each Employee must submit an
Annual Holdings Report to the CCO. The information in the Annual
Holdings Report must be current as of a date no more than 45 days before the report is submitted.

3. Certification of Compliance

As part of initial and annual holdings reports, Employees are required to certify that they have read, understand and complied with the policies and procedures in the Code of Ethics.

Brown Advisory August 2008

E. Trading Restrictions

In addition to pre-clearance and reporting requirements, the Firm has imposed certain substantive restrictions on personal securities trading.
Any transaction in an Employee-Related Account (except for those transactions listed in Section III.B above) must comply with the following policies and procedures. To the extent that trading in a security is restricted, trading in options on or instruments convertible into that security also will be restricted.

1. Initial Public Offerings

Employees may not acquire securities in an initial public offering through an Employee-Related Account.

2. Private Placements

Employees may not acquire securities in an outside private placement through any Employee-Related Account without prior written approval of the CCO (or his or her designee). This requirement does not apply to an Employee’s investment in any private investment fund
administered by the Firm as the subscription agreement serves as the requisite approval for an internal private placement transaction.
Subsequent capital contributions to such a fund do not require separate approval provided that the timing and amount of the contribution are not within the Employee’s control.

To obtain approval for an outside private placement, an Employee must complete a Request for Approval of Private Placement (refer to the Compliance tab on the Intranet) and submit it to the CCO. In evaluating the Employee’s request, the reviewer should consider all relevant factors, including:

• Whether the investment opportunity is being made
available to the Employee due to the Employee’s position
with the Firm; and

• Whether the investment opportunity is suitable for and
should be reserved for the Firm’s clients.

If the reviewer approves the Employee’s request to participate in a private placement, the reviewer must sign the form and must indicate the reasons for his or her decision. The CCO must retain each form for at least five years after the end of the fiscal year in which the approval was granted.

Brown Advisory August 2008

If an Investment Person has acquired securities in a private placement, he or she must disclose that interest to the CCO before the Investment
Person may play a material role in a decision to recommend or cause a
Fund to invest in securities of the same issuer. This disclosure is required even if the Investment Person has complied with the pre-
clearance and reporting requirements of the Code of Ethics. Once disclosure is made, the Fund’s investment decision must be subject to independent review by another Employee.

3. Blackout Periods

Employees should be aware that, in addition to any other sanction provided for under the Code of Ethics, profits realized in connection with a transaction during a blackout period generally must be disgorged.

a) Pending Trades

Employees may not purchase or sell a security in an Employee-
Related Account on a day during which any client or Fund has a pending order in the same (or an equivalent) security. This
restriction applies until the client or Fund order has been executed or cancelled.

b) Securities Under Consideration

Employees may not purchase or sell a security in an Employee-
Related Account if transaction in the same (or an equivalent)
security is being considered for any client or that a decision has been made to effect such a transaction. These securities are placed on a Gray List that is maintained by the equity trading desk.

c) Fund Trades

Investment Persons may not purchase or sell a security in an
Employee-Related Account for a period of four business days
before and after a Fund trades the same (or an equivalent) security.

d) Rating Changes

Employees may not purchase or sell a security in an Employee-
Related Account for a period of one business day after a Rating
Change with respect to the same (or an equivalent) security. In addition, Employees may not purchase or sell a security in an
Employee-Related Account if the Employee knows that a Rating
Change with respect to the same (or an equivalent) security is being considered.
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Brown Advisory August 2008

e) Transactions in Certain Trust Accounts and Fully
Discretionary Accounts

Notwithstanding the blackout periods set forth above, Covered
Trust Accounts and Fully Discretionary accounts are permitted to trade along with Non-Employee-Related Accounts, including a
Fund. In accordance with the Firm’s allocation policy, a Covered
Trust Account or a Fully Discretionary Account managed by the
Firm must receive an average price execution and, in the event of a partial fill, must be allocated shares on terms that are no more or less favorable than other similarly-situated clients so that the client and any Fund will not be disadvantaged.

f) Blackout Period Exemptions

Although subject to pre-clearance, transactions involving securities in certain large companies, within the parameters set by the Firm, will be approved under normal circumstances, as follows:

o Transactions involving no more than $100,000 per security
per day in companies with market capitalization of $4.0
billion or greater, unless the Rating Change for that
security has changed in the last business day.

4. Short-Term Trading

Employees may not profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) security on the Guide List or a
Fund within 30 calendar days. In addition to any other sanction provided for under the Code of Ethics, profits realized from short-term trading must be disgorged to a charity selected by the Firm unless the trade was approved pursuant to Section III.F below.

5. Insider Trading; Confidentiality

Employees must comply with the Firm’s policy on the handling and use of material inside information. Employees are reminded that they may not purchase or sell, or recommend the purchase or sale, of a security for any account while they are in possession of material inside information. In addition, Employees may not disclose confidential information (including, but not limited to, information about pending or contemplated transactions for client accounts and client holdings)
except to other Employees who “need to know” that information to carry out their duties to clients.

Brown Advisory August 2008

To ensure that there is no intentional or unintentional front-running of purchasing securities in client accounts, the Firm will restrict stocks of companies in which we are actively performing due diligence as potential candidates for purchase in our portfolios (the “Gray List”).
Accordingly, gray listed securities will be restricted from employee purchases.

6. Diversion of Investment Opportunity

Investment Persons should not acquire a security that would be suitable for a client without first considering whether to recommend or purchase that security to or for the client’s account.

F. Exceptions

Exceptions to the Code of Ethics may be granted in special circumstances.
Requests should be submitted in writing to the CCO. The Chief Executive
Officer (“CEO”), the Director of Research, the Equity Trading Director
and the CCO are authorized to review such requests on a case-by-case basis and may grant the request only if the conduct involved does not appear to present any material opportunity for abuse and the equities of the situation strongly support an exception. The Firm must maintain a written record of such exceptions and the reasons therefore.

IV. Other Restrictions

A. Service as Director

Employees may not serve on the Board of Directors of any public or private company other than a Brown Advisory entity without prior written approval of the CEO or designee (refer to the Compliance tab on the
Intranet). The CEO may not serve on the Board of Directors of any public or private company other than a Brown Advisory entity without prior written approval of the Chairman of the Audit Committee. An Employee who is a director of a company may not participate in investment decisions involving that issuer’s securities. On an annual basis the CCO will report all directorships in public companies held by employees to the Audit
Committee.

B. Gifts

To ensure that Employees maintain high standards of integrity and conduct, Employees may not accept any gift or gratuity, other than one that is nominal in value (e.g., reasonably valued at an amount less than
$100), from a person or entity that does or seeks to do business with the
Firm. An employee who receives a gift or gratuity of more than nominal value must notify the CCO immediately. Any gifts to the CEO shall be

Brown Advisory August 2008

disclosed to the Chairman of the Audit Committee. The CCO may
determine that the gift is exempt from the Policy if the reason for the gift was based only upon a personal relationship between the Employee and the individual extending the gift and not on a business relationship between the Employee and the individual extending the gift. An employee may not give a gift or gratuity of more than nominal value to a person or entity doing or seeking to do business with the Firm.

Reasonable business meals and entertainment, including Firm sponsored events, are not subject to the $100 limitation so long as the Employee and the giver (or recipient) are both present.

C. Political Contributions

To ensure that the Firm reports political contributions in accordance with applicable rules and regulations, employees must request pre-approval of any political contribution by completing the appropriate form (refer to the
Compliance tab on the Intranet). Under the Maryland Election Law,
generally a person can contribute no more than $4,000 to one campaign finance entity, and a total of $10,000 to all campaign finance entities, during a four-year cycle. The current four-year cycle began on January 1,
2007 and ends on December 31, 2010.

V.	Oversight

A. Review of Employee Transactions

The Equity Trading Director and CCO are responsible for monitoring personal securities trading for compliance with the Code of Ethics. On a periodic basis (but at least monthly), the Head Trader and/or CCO should review the statements and reports submitted pursuant to Section III above.
Any unusual trading activity or patterns of transactions and any indications of violations of this Code of Ethics or the Firm’s Insider Trading Policy should be brought to the attention of the CEO and the Director of Research.

B. Sanctions

If the Firm determines that an Employee has violated the Code of Ethics, the Firm will take such remedial action as it deems appropriate. Sanctions will vary but may include censure, limitation or prohibition of personal trading, suspension, or termination of employment.

Without in any way limiting the foregoing, the Firm generally may impose the following sanctions (although the Firm may impose different or additional sanctions in its discretion):

• If an Employee does not obtain pre-clearance or violates a trading
20

Brown Advisory August 2008

restriction, the Employee may be requested to reverse the
transaction in question and to disgorge any profits to the applicable client(s), or to a charity selected by the Firm. Failure to comply with such a request is grounds for dismissal.

• If an Employee does not submit an initial or annual holdings report on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (e.g., travel, education), and may not be compensated until the report is provided.

• If the Firm does not receive duplicate copies of transaction confirmations of account activity for an Employee-Related Account on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (e.g., travel, education), and may not be compensated until the Employee takes appropriate steps to ensure compliance with the Code of Ethics. An occasional late or missing statement should not result in a sanction provided that the Employee has given instructions to the institution maintaining the Employee-Related Account in accordance with
Section III.B above.

C. Board Reporting

Each quarter the CCO will prepare a written report that sets forth any material violations of the Code of Ethics and any related sanctions and present such report to the Firm’s Audit Committee. In addition, the Firm will prepare and present to the Board of Directors for each Brown
Advisory Fund such information as such Board may require with respect to the Code of Ethics and material violations thereof.

Office of Primary Responsibility: CEO

2. ERRORS

The Firm encourages prompt and complete disclosure of any error incurred in the course of business. The Firm encourages and rewards employees who report errors and will discipline employees who fail to report errors.

Upon the occurrence of an error:

1.	The client shall be made whole;
2.	The client shall be informed of the error and related action to make client whole; and
3.	The employees involved shall complete the applicable Error Report Form, giving special attention to any new procedures or controls implemented to limit the potential recurrence.

Brown Advisory August 2008

In addition, employees of Brown Advisory Securities, LLC are governed by the policy set forth in the Compliance Manual.

Office of Primary Responsibility: CEO and Head of Risk Management

3. FEE ADJUSTMENTS

Any fee other than provided on the applicable schedule requires the consent of the CFO. Any fee adjustment requires the consent of the CFO.

Office of Primary Responsibility: CFO

4. COMPLAINTS

The Firm encourages prompt disclosure to the management of the Firm of all customer complaints. The Firm requires that all customer complaints shall be addressed promptly and completely. Any employee who has knowledge of a complaint shall immediately notify his or her supervisor, or in his or her supervisor’s absence, the CEO or CFO. The employee’s supervisor must immediately submit a written summary with all relevant aspects of the complaint to the CEO or CFO.

In addition, it is important that all employees understand Brown Advisory's commitment to the highest, ethical standards in the conduct of its business. Our policy is to encourage any employee who may have concerns relating to whether our business is being conducted in accordance with such commitment to speak up without fear of being penalized. The CEO’s door, and that of other senior members of Brown Advisory, is always open to listen to any concerns about the integrity with which the Firm's business is being conducted. If, for any reason, any employee is uncomfortable in communicating such concerns with the CEO or any other senior member of Brown Advisory, an employee should know that they may contact, on a confidential basis, any member of the Audit Committee of our Board of Directors.

Office of Primary Responsibility: CEO

5. CONTINGENCY PLAN *

Each employee shall be required to be aware of the Brown Advisory Contingency Plan. The Firm shall maintain a current Contingency Plan that will permit the conduct of Firm business as soon as practicable after a disaster or emergency occurs. Employees shall maintain a copy of this Plan at home in the event that they are unable to have access to the Firm’s office(s).

Office of Primary Responsibility: Chief Information Officer

Brown Advisory August 2008

6. THREATENED OR PENDING LITIGATION

Firm personnel shall immediately report any threatened or pending litigation against or by the Firm as fiduciary or as a corporate entity, to the Firm's CEO and CFO.

Office of Primary Responsibility: CFO

7. APPROVAL FOR RETENTION OF OUTSIDE LEGAL COUNSEL

No employee shall engage outside counsel on behalf of the Firm without the prior consent of the CEO or CFO.

Office of Primary Responsibility: CFO

8. SEPARATION OF DUTIES AND DUAL CONTROL*

The Firm shall allocate all administrative, financial and operational functions and supervisory responsibilities among persons who have separate duties and are independent of one another. To assure compliance with this policy, procedures should provide for:

A. The appropriate separation of duties among those who initiate transactions, maintain books and records and maintain custody over or control the movement of securities and other assets;

B. Dual control of fiduciary assets as required by law;

C. Dual control in connection with the transfer and redemption of securities;

D. The independence of account officers and employees approving or reconciling accounts from those disbursing funds; and,

E. The prohibition of receipt or release of securities or other assets without supporting documents and authorization tickets signed by authorized individuals who are independent of the transaction being processed.

Office of Primary Responsibility: CEO or CFO

Brown Advisory August 2008

9. UNAUTHORIZED PRACTICE OF LAW

It is the policy of the Firm that no employee may function as an attorney-at-law on behalf of a client.

Office of Primary Responsibility: Director of Strategic Advisory

10. VOTING BROWN ADVISORY HOLDINGS INCORPORATED STOCK

It is the policy of the Firm, when it acts as sole trustee, to vote the shares of its parent company stock held in trust in accordance with the best interests of the beneficiaries and solely in the light of the purposes for which each account was created. If the Firm acts as co-fiduciary with another person, such other person shall vote the proxy for Brown Advisory Holdings Incorporated shares.

Office of Primary Responsibility: Director of Strategic Advisory

11. INVESTMENTS IN STOCK OF BROWN ADVISORY HOLDINGS INCORPORATED

Purchases. It is the policy of the Firm that no trust account may invest in stock of BAHI unless authorized by the instrument (trust agreement or will). The authority must be specific as to BAHI. General investment powers, however broad, are not sufficient. It is further the policy that where the Firm is sole trustee, it will refrain from purchases of BAHI stock.

Retention. In an irrevocable trust with no co-fiduciary, the stock should be sold within a reasonable time; provided, however, that if the governing document permits the appointment of a co-trustee, the Firm should make every effort to have a co-fiduciary appointed immediately. In addition, trust accounts may retain investments of BAHI stock which were owned by the grantor or decedent and were transferred to the trust when funded, where the instrument (trust agreement or will), in general terms, authorizes the trustee to retain investments and such retention is in the best interest of the account. In revocable trusts and discretionary investment management accounts, a client may direct in writing that BAHI stock be retained.

The Firm should not rely upon a directive from a co-trustee to retain shares of BAHI unless the co-trustee is the sole beneficiary.

This policy does not apply to custodian accounts or non-discretionary investment management accounts.

Office of Primary Responsibility: CEO

Brown Advisory August 2008

Reference: Comptroller of the Currency Regulation 12 CFR 9.12, Self-Dealing;
and Opinions 9.3000 and 9.3020, Section C-1, Purchase, Retention
of Own Bank Stock.

12. FIRM COMMUNICATION TO THE PRESS

No communication by any employee or director concerning any matters related to
Brown Advisory, its employees or its clients shall be made to the press unless that communication has been coordinated through the CEO or Director of Marketing.

Office of Primary Responsibility: CEO

13. COMMUNICATION OF NON-FIRM BUSINESS

No employee shall use Brown Advisory letterhead for any purpose other than for business.

Office of Primary Responsibility: CEO

D.	POLICIES RELATING TO CLIENTS

1. CONFLICTS OF INTEREST

The Firm recognizes its fundamental duty of undivided loyalty to its clients.
Accordingly, the Firm shall exercise its powers and manage the assets entrusted to it independently of the Firm’s corporate operations objectively and for the exclusive benefit of its clients, and shall require its employees to avoid conscious conflicts as well as the mere appearance of conflicts between their own interests and those of its clients or the Firm itself.

Refer to the Conflicts of Interest Policy on the Intranet.

Office of Primary Responsibility: CEO

2. USE OF MATERIAL INSIDE INFORMATION

Any Firm employee who comes into possession of inside (non-public)
information must bring such information to the attention of the CEO, CCO or
Head of Research. The CEO, CCO and Director of Research shall determine whether to direct investment personnel to refrain from trading in, or recommending, the securities concerned while such information remains undisclosed to the investing public.

If there is any question of whether or not particular information may be deemed
"insider", the matter should be brought to the immediate attention of the CEO,
CCO or Director of Research.

Brown Advisory August 2008

Office of Primary Responsibility: CEO

References: OCC Opinions 9.3890 and 9.3895, Section C-7, Use of Material Inside Information Section 10 and Rule 10b.5 of the Securities Exchange Act of 1934

3. CONFIDENTIALITY OF CLIENT ACCOUNTS AND HANDLING OF CONFIDENTIAL/PROPRIETARY

INFORMATION*

The Firm’s policy on confidentiality and proprietary information is set forth on the Human Resource page of the Intranet under the Policies section. In addition, all clients shall be apprised annually of the Firm’s current policy on confidentiality and privacy issues. Refer to the Firm’s public internet Website for a copy of the current Notice to Clients.

Office of Primary Responsibility: CEO

4. ANTI-MONEY LAUNDERING PROGRAM*

The Firm shall comply with various anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as may be amended from time to time, the "USA Patriot Act" or the "Act"), and the Bank Secrecy Act. All employees shall be apprised of the Firm’s current policy on its Anti-Money Laundering Program (see attached Anti-Money Laundering Program Policy).

Office of Primary Responsibility: CCO

BROWN ADVISORY
ANTI-MONEY LAUNDERING PROGRAM
August 2008

     Brown Advisory's anti-money laundering program (this "Program") is designed to ensure that the Firm complies with various anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as may be amended from time to time, the "USA Patriot Act" or the "Act"), and the Bank Secrecy Act. This Program consists of the policies, procedures, and requirements set forth below and will be reviewed and amended from time to time as required. For purposes of this Program, "customers" includes any person or entity for which Brown Advisory provides financial advisory services.

Brown Advisory August 2008

I.		Anti-Money Laundering Officer

The Anti-Money Laundering Officer designated on Exhibit A (the "Anti-Money Laundering
Officer") will be responsible for Brown Advisory’s overall compliance with anti-money laundering laws and regulations, including:

Identifying and educating all employees who the Anti-Money Laundering Officer believes are involved in transactions or operations covered by anti-money laundering laws and regulations;

Serving as the lead person for collection of and response to information about customers or transactions as may be required by anti-money laundering laws and regulations;

Serving as the liaison with the anti-money laundering officer of Brown Advisory Securities’
clearing broker;

	•	Establishing and maintaining the record-keeping system as described below; and
	•	Periodically reviewing this Program to reflect changes in anti-money laundering laws and regulations.

In fulfilling the responsibilities of Anti-Money Laundering Officer under this Program, the Anti-
Money Laundering Officer may delegate duties or responsibilities to other Brown Advisory employees.
Any such delegation will be evidenced on a separate delegation memorandum designated on Exhibit B.
The Anti-Money Laundering Officer should consult with a Designated Supervisor (identified on Exhibit
C), and to the extent appropriate, his/her Compliance Officer, and/or outside counsel concerning any issues related to anti-money laundering compliance.

II.		Applicability

All Brown Advisory employees are expected to follow the requirements of this Program.

III.		Account Opening Anti-Money Laundering Procedures

The following procedures will apply when opening new accounts:

	A.	Checking the Office of Foreign Assets Control (“OFAC”) List

The Anti-Money Laundering Officer will ensure that each potential customer’s name will be searched by either accessing the actual OFAC list at "OFAC List" or by searching on the following database FINRA Rules & Regulations to determine whether such customer’s name appears on the list of
Specially Designated Nationals (“SDNs”) and Blocked Persons” published periodically by the U.S.
Department of the Treasury (the "OFAC Blocked Persons List").

If any such potential customer's name appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to open a new account and Brown Advisory will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money
Laundering Officer deems appropriate).

The Anti-Money Laundering Officer will ensure that each potential customer is reviewed to determine whether such customer is a citizen, or has provided an address in, or is organized under the laws of, any country for which the U.S. Department of the Treasury has a sanctions program in place (a

Brown Advisory August 2008

"Blocked Country"). A list of Blocked Countries is available at OFAC Country Sanctions Programs (the
"Blocked Countries List").

If a potential customer is a citizen of, has provided an address in, or is organized under the laws of a Blocked Country, the Anti-Money Laundering Officer will determine, after consulting a Designated
Supervisor, and as appropriate, his/her Compliance Officer and outside counsel, what further actions, if any, need to be taken with respect to such potential customer.

In the event an account is added to the OFAC Blocked Persons List, the Anti-Money Laundering
Officer will place a block on such customer's account and will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering Officer deems appropriate).

B.	Customer Identification and Verification

In order to fulfill its obligations pursuant to applicable law and regulation, Brown Advisory has adopted the following Customer Identification Program (“CIP”). Pursuant to CIP, Brown Advisory will collect certain customer identification information from each customer who opens an account; verify the identity of each such customer by appropriate means; record and maintain such information; provide notice to its customers that the Firm will seek identification information; and compare customer identification information with government-provided lists of suspected terrorists.

1. Required Customer Information

On or after October 1, 2003, prior to opening an account, Brown Advisory will collect the following information:

	•	Customer’s name;

	•	Customer’s date of birth (for an individual);

	•	Customer’s telephone number;

	•	Customer’s address, residential or business street address (for an individual), or a principal place of business, local office or other physical location (for a person other than an individual); and

	•	Customer’s identification number:

		o	For individuals - social security number
		o	For entities - taxpayer identification number.
		o	For Non-US persons – taxpayer identification number, and for individuals, a passport number and country of issuance, and, for a foreign business, government-issued documentation (e.g., a copy of proof of good standing from applicable foreign government entity) certifying the existence of the business or enterprise.

2. Customers Who Refuse To Provide Information

Brown Advisory will not open an account for any potential customer that refuses to provide the information described above and the Anti-Money Laundering Officer will be notified

Brown Advisory August 2008

so that he/she can determine whether a Form SAR-SF should be filed. Brown Advisory will determine, on a case-by-case basis, the appropriate steps to take with respect to an account that has been opened and thereafter refuses to provide information.

3. Verifying Information

Within a reasonable period of time after an account is opened, Brown Advisory will verify, to the extent reasonable and practicable, the customer’s1 identity.

a.	Non-Documentary Identification

The following forms of non-documentary identification verification may be used:

•	Verifying the identity of a customer through a personal or business relationship with Firm employee;

•	Verifying the customer’s identity by contacting the customer at an independently-verified telephone number or address;

•	Checking the customer’s references with other financial institutions; or

•	In the case of Brown Advisory Securities, verifying the customer’s identity through the comparison of information provided by the customer with information maintained by certain consumer reporting agency (Compliance Data
Center (CDC), Dun & Bradstreet, Lexis/Nexis or other source) obtained from
First Clearing, LLC (“First Clearing”).

b.	Documentary Verification

Beyond the non-documentary information used to verify a customer’s identity,
Brown Advisory should use documents to verify a customer’s identity when the
Firm believes, based upon its assessment of the potential risks associated with a customer, that such action is warranted. Appropriate documents for verifying the identity of customers include, but are not limited to, the following:

•	For an individual, an unexpired government-issued identification evidencing nationality, residence, and bearing a photograph or similar safeguard, such as a driver’s license or passport; and

•	For a person, other than an individual, documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or a trust instrument.

c.	Accounts for Persons or Entities Located Outside the United States

To evidence its enhanced due diligence over the opening of non-U.S. accounts, an “Approval Sheet for Accounts for Persons or Entities Located Outside the United

[1] Based upon the Customer Identification Program Rule (the “Rule”) (31 C.F.R. § 103.122), a person that has an existing account with any of the Firm’s affiliated entities prior to October 1, 2003 is not a customer for purposes of the Rule, provided that the Firm has a reasonable belief that it knows the true identity of the person.

Brown Advisory August 2008

States” form must be completed (refer to AML Program Exhibit D on the intranet), and approved by a Designated Supervisor and reviewed by the Anti-Money Laundering Officer.

     Brown Advisory will not open or maintain correspondent accounts for foreign shell banks.2 Any Brown Advisory employee that opens an account on behalf of a foreign bank, as part of the new account process, must obtain from such bank a certification (refer to AML Program Exhibit E on the intranet) for foreign banks. Such employee must maintain the original in the client file and forward a copy to the Anti-Money Laundering Officer. In addition, Brown Advisory is required to obtain from such bank and a re-certification at least once every three years.

Due Diligence Verification Procedures for Non-Individual Foreign Customers

     Accounts for non-individual foreign customers may present unique risks since it may be difficult to ascertain the true identity of the account owner(s) or beneficiary(ies). In addition, federal law requires that the Firm conduct due diligence related to correspondent accounts.3 In order to access the risk associated with opening these types of accounts, accounts should be classified into one of the four categories set forth below. In general, for non-correspondent accounts, Brown Advisory should attempt to obtain the names of all account owners or beneficiaries for non-individual foreign customers. If the account is classified in either of the first two categories, the Firm may open an account without establishing the identity of the every account owner or beneficiary if approved by the CEO. For correspondent accounts that fall within Category 1 or 2, no special due diligence is required.

Category 1: Offshore Non-Individual-Low Risk

Category 1 accounts are those that present a low-risk of money laundering risk and are entities that: (1) are incorporated or domiciled in a country that is a member of the European Union (“EU”) or Financial Action Task Force (“FATF”); (2) directs its activities only toward countries that are members of the EU or FATF; and (3) there is no known reason that the Firm should be concerned that it does not know the true identity of the customer or that the customer is involved in money laundering or terrorist financing activity. Circumstances under which such concerns may arise are referenced below.

2 A “foreign shell bank” means any organization that (i) is organized under the laws of a foreign country, (ii)
engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits in the regular course of its business, and (v) has no physical presence in any country. To have a physical presence in a country, a foreign bank must have a physical presence through a place of business at which the foreign bank is authorized to conduct banking activities and (i) employs one or more full time individuals, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the foreign bank to conduct banking activities.

3 A correspondent account is any account established for a foreign financial institution to receive deposits from, or to make payments or other disbursements on behalf of, the foreign financial institution, or to handle other financial transactions related to such foreign financial institution.

Brown Advisory August 2008

Category 2: Offshore Non-Individual - Moderate Risk

An offshore non-individual customer may present a moderate risk of involvement in money laundering or terrorist financing activity if the owner(s) or beneficiary(ies) of the entity that opens the account is from a country about which the U.S. government has expressed concern about its efforts to combat money laundering or terrorist financing activity,[4] but that has not been designated as a primary laundering concern by the U.S.
Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) or non-
cooperative by FATF (customers or accounts related to countries that have been so designated would fall into either Category 3 or 4 below).

If a customer falls into this group, the Firm should undertake additional due diligence steps including, but not limited to, the following:

■ Obtaining a written reference from a known financial institution or trusted third-
party; and

■ Conducting a search of reliable databases for news reports reflecting the entity’s activities.

In the case of a correspondent account, additional due diligence would include consideration of:

■ The nature of the foreign financial institution’s business and the markets it serves;

■ The nature of the correspondent account, including the types of services to be provided, and the purpose and anticipated activity on the account;

■ The anti-money laundering regime in the jurisdiction that issued the charter or license of the foreign financial institution; and

■ The anti-money laundering regime of the foreign institution including information available from the Department of the Treasury or other federal government source regarding the anti-money laundering risk associated with the foreign financial institution.

Category 3: Offshore Non-Individual Customer - Heightened Risk of Involvement in
Money Laundering or Terrorist Financing Activity

An offshore non-individual customer may fall into this category if the Firm has a specific reason to be concerned about possible money laundering or terrorist financing activity.
Specific reasons for concern may include, but are not limited to, the following: (1) the entity is incorporated or domiciled in a country that has been identified by FinCEN as a

[4] One possible source for information about whether the U.S. government has expressed concern about a country’s efforts to combat money laundering or terrorist financing is the U.S. State Department’s International Narcotics
Control Strategy Report (“INCSR”), part II of which covers money laundering and financial crimes. The current
INCSR, which describes all aspects of the international drug trade for the most recent calendar year is available at
http://www.state.gov/p/inl/rls/nrcrpt/.

Brown Advisory August 2008

primary money laundering concern[5] or designated as non-cooperative by FATF [6]; (2) the entity directs its activities toward a country(ies) that has been identified by FinCEN as a primary money laundering concern or designated as non-cooperative by FATF; (3) the entity is owned or controlled by a person or entity about which negative press is known or becomes known to the Firm; (4) the Firm has reason to doubt the authenticity of documents provided by the entity; or (5) the Firm has conducted or attempted to conduct the additional due diligence steps outlined for a customer in Category 2, but has not been able to verify the customer’s identity or believes that additional due diligence is needed to confirm that the customer is not involved in money laundering or terrorist financing activity.

If a customer falls into this category, the Firm should take steps to verify the identity of not only the customer, but also any individuals or entities who are signatories for the account, and to confirm that they are not involved in money laundering or terrorist financing activity. Such steps may include the following:

■ Obtaining a written reference from a known financial institution or trusted third-
party;

■ Conducting a search of reliable databases for news reports reflecting the entity’s activities;

■ Obtaining statements from the entity identifying its non-U.S. activities, including naming its non-U.S. locations and operations and detailing its non-U.S. projects and goals;

■ Obtaining the name of each account signatory; and

■ Obtaining identifying information and verifying the identity of each account signatory.

Pursuant to the Final Rule Implementing PATRIOT Act Section 312, enhanced due diligence measures would apply to correspondent accounts maintained for a foreign bank operating under an offshore banking license[7], under a license issued by a country that has been designated as being non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member and with which designation the United States representative to the group or organization concurs[8], or under a license issued by a country designated by the Secretary of the Treasury (Secretary) as warranting special measures due to money laundering concerns[9]. Note that in the case of a foreign bank

[5] FinCEN advisories are posted on the internet at http://www.fincen.gov/pub_main.html.
[6] The current list of FATF non-cooperative countries may be found at http://www.fatf-
gafi.org/document/4/0,2340,en_32250379_32236992_33916420_1_1_1_1,00.html.
[7] The term "offshore banking license" means a license to conduct banking activities which, as a condition of the license, prohibits the licensed entity from conducting banking activities with the citizens of, or with the local currency of, the country which issued the license.
[8] The Financial Action Task Force (FATF) is the only intergovernmental organization of which the United States is a member that has designated countries as non-cooperative with international anti-money laundering principles
(no such countries currently are designated). The United States has concurred with all FATF designations to date.
[9] The Secretary is authorized under section 311 of the USA Patriot Act, after finding that reasonable grounds exist for concluding that a foreign jurisdiction, foreign financial institution, international class of transaction, or type of

Brown Advisory August 2008

with shares that are not publicly traded, the requirement to identify the owners extends to all “persons” who directly or indirectly own, control, or have the power to vote ten percent or more of any class of securities of the foreign bank.

In the case of a correspondent account, such steps would include:

■ Obtaining information regarding the underlying client of the foreign financial institution that will allow the Firm to conduct adequate due diligence upon such person or entity.

Category 4: Offshore Non-Individual Customer that Presents a High Risk of
Involvement in Money Laundering or Terrorist Financing Activity

An offshore non-individual customer may present a high risk of involvement in money laundering or terrorist financing activity if, for example, (1) Brown Advisory has conducted or attempted to conduct the additional due diligence steps outlined for a customer in Category 3, but has not been able to verify the customer’s identity or still is concerned that the customer may be involved in money laundering or terrorist financing activity; or (2) Brown Advisory has learned of information or otherwise become aware of circumstances that raise serious concern that the customer may be involved in money laundering or terrorist financing activity. If a customer falls into this category, the Firm should not open the account.

Special Due Diligence for Private Banking Accounts maintained for senior foreign political officials[10].

The Anti-Money Laundering Officer must enhance scrutiny over such accounts and include procedures reasonably designed to detect and report transactions that may involve the “proceeds of foreign corruption”[11].

4. Lack of Verification

Brown Advisory will not open an account if it cannot form a reasonable basis for verifying a customer’s identity and will consider whether it is appropriate in such circumstances to file a SAR-SF in accordance with applicable law and regulation.

account is of ‘‘primary money laundering concern,’’ to require domestic financial institutions and domestic financial agencies to take certain statutorily defined ‘‘special measures’’ against the primary money laundering concern. Section 311 requires the Secretary to consult with various Federal agencies before making such a finding or imposing special measures. For a listing of findings and rulemakings issued pursuant to section 311, see
http://www.fincen.gov/reg_section311.html.
[10] Defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government, whether or not they are or were elected officials; a senior official of a major foreign political party; and a senior executive of a foreign government-owned commercial enterprise. This definition also includes a corporation, business, or other entity formed by or for the benefit of such an individual. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.
[11] “Proceeds of foreign corruption” includes any asset acquired by, through, or on behalf of a senior foreign political figure through misappropriation, theft, or embezzlement of public funds, the unlawful conversion of property of a foreign government, or through acts of bribery or extortion, and include any other property into which any such assets have been transformed or converted.

Brown Advisory August 2008

5. Comparison with Government Provided Lists of Terrorists and Other Criminals

     From time to time, Brown Advisory may be notified that a Federal government agency has issued a list of known or suspected terrorists. Within a reasonable period of time after an account is opened (or earlier, if required by Federal law, regulation, or Federal directive issued in connection with an applicable list), Brown Advisory will determine whether a customer appears on any such list of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in consultation with the Federal functional regulators. Brown Advisory will take reasonable measures to comply with Federal directives issued in connection with such lists.

6. Periodic OFAC Reviews

     Brown Advisory will periodically review all of its existing clients versus the OFAC database. For Brown Investment Advisory and Trust Company, this review will be conducted by Metavante, and for Brown Advisory Securities, this review will be conducted by First Clearing. In each case, Metavante and First Clearing will be responsible for notifying Brown Investment Advisory and Trust Company and Brown Advisory Securities, respectively, if any existing clients’ name appears on OFAC for resolution.

7. Notice to Customers

     Brown Advisory will notify its customers of its customer identification program by posting the following customer notification on its website (www.brownadvisory.com):

A.	Customer Identification Program Notice
B.	Important Information About Procedures for Opening a New Account

     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer that opens an account.

     What this means for you: When you open an account, we will ask for certain information that will assist us in verifying your identity, such as your name, address, date of birth and taxpayer identification number. In some cases, we may ask for additional documentation, such as a driver's license, passport or other form of governmental identification.

IV. Cash Transactions

Brown Advisory will not accept or send any cash (e.g., coins, currency) from or to any customer. As a general rule, Brown Advisory will not accept cash equivalents (cashier's checks, bank drafts, traveler's checks, or money orders) on behalf of any customer, provided however, that such cash equivalents may be accepted if (i) authorized by a Designated Supervisor and the Anti-Money Laundering Officer, after such persons have verified the original source of funds and have established a reasonable basis to conclude that the receipt of such cash equivalent would not subject Brown Advisory to civil or criminal exposure under applicable law, and (ii) such persons make any required regulatory reports related to the acceptance of such cash equivalents. Any such approval, and the reasons therefore, must be evidenced in writing and such writing must be retained according to this Program’s record retention requirements.

Brown Advisory August 2008

Currency Transaction Reports (CTR)

CTRs are filed only for certain transactions involving "currency." "Currency" is defined as "coin and paper money of the United States or of any other country" that is "customarily used and accepted as a medium of exchange in the country of issuance." Currency includes U.S. silver certificates, U.S. notes, Federal Reserve notes, and official foreign bank notes that are customarily used and accepted as a medium of exchange in a foreign country.

As set forth above, Brown Advisory prohibits the receipt of currency. If Brown Advisory discovers that is has received currency, it will file with FinCEN CTRs for transactions involving currency that exceed $10,000. Multiple transactions will be treated as a single transaction if they total more than $10,000 during any one business day. Brown Advisory will use the CTR form at Currency Transaction Report Form #4789

Currency and Monetary Instrument Transportation Reports (CMIR)

CMIRs are filed for certain transactions involving "monetary instruments." "Monetary instruments" include the following: currency (defined above); traveler's checks in any form; all negotiable instruments (including personal and business checks, official bank checks, cashier's checks, third-party checks, promissory notes, and money orders) that are either in bearer form, endorsed without restriction, made out to a fictitious payee, or otherwise in such form that title passes upon delivery; incomplete negotiable instruments that are signed but omit the payee's name; and securities or stock in bearer form or otherwise in such form that title passes upon delivery.

As set forth above, Brown Advisory prohibits the receipt of currency. If Brown Advisory discovers that is has mailed, shipped or received or caused or attempted to transport, mail, ship or receive monetary instruments of more than $10,000 at one time (on one calendar day or, if for the purposed of evading the reporting requirements, on one or more days) in or out of the U.S., Brown Advisory will file a CMIR for all such shipments or receipts of monetary instruments, except for currency or monetary instruments shipped or mailed through the postal service or by common carrier. Brown Advisory will, however, file a CMIR for such receipts of currency and monetary instruments and for shipments and deliveries made by the Firm by means other than the postal service or common carrier, even when such shipment or transport is made by the Firm to an office of the Firm located outside the U.S. Brown Advisory will use the CMIR Form at Form #4790.

V. Wire and Fund Transfers, and Check Transactions

To the extent Brown Advisory accepts or transmits any wire or fund transfer, the Anti-Money Laundering Officer will ensure that all required information is obtained regarding the transmittal/re-transmittal, including the name and address of the transmitter and recipient, the amount of the transfer, the identity of the recipient’s financial institution and the account number.

The Anti-Money Laundering Officer will ensure that the name of each third party payee on a disbursement from customer's account will be searched against the OFAC Blocked Persons List to ensure that such payees are not on the List. If any such third party payee appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to disburse funds and the Firm will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering Officer deems appropriate).

Brown Advisory August 2008

Similarly, checks received from third parties for deposit to a client account will also be searched against the OFAC Blocked Persons List to ensure that such payers are not on the List. If any such third party payer appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to deposit funds and the Firm will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering Officer deems appropriate).

VI.	Suspicious Transactions and Bank Secrecy Act Reporting

	A.	All employees must immediately inform the Anti-Money Laundering Officer of any transaction, person, or entity that may raise money laundering concerns under this Program.
Examples of suspicious activity that must be reported include:

	•	Refusal of a customer to provide identity information or unusual or suspect documents;

	•	Questions from a customer whether conducting certain asset movements would prompt reporting to any government or self-regulatory organization;

	•	Large volume of foreign funds transfers or large volume of wire transfers, checks, securities transfers for an account with little securities trading activity;

	•	The customer engages in transactions involving cash or cash equivalents or other monetary instruments that appear to be structured to avoid the $10,000 government reporting requirements, especially if the cash or monetary instruments are in an amount just below reporting or recording thresholds;

	•	For no apparent reason, the customer has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers; and

	•	The customer is from, or has accounts in, a country identified as a non-cooperative country or territory by the Financial Action Task Force on Money Laundering (“FATF”). A list of non-
cooperative countries or territories is available at http://www1.oecd.org/fatf/NCCT_en.htm.

The Anti-Money Laundering Officer will be responsible for conducting an appropriate inquiry and determining the appropriate steps that should be taken.

	B.	Suspicious Activity Report (“SAR”)

The Anti-Money Laundering Officer will file a SAR with FinCEN for any transaction conducted or attempted by, at or through Brown Advisory involving (separately or in the aggregate) funds or assets of $5,000 and the Anti-Money Laundering Officer knows, suspects, or has reason to suspect that the transaction (or a pattern of transactions of which the transaction is a part):

	•	Involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including, without limitation, the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation;

Brown Advisory August 2008

•	Is designed, whether through structuring or other means, to evade any requirements of this part or of any other regulations promulgated under the Bank Secrecy Act, Public Law 91-508, as amended, codified at 12 U.S.C. 1829b, 12 U.S.C. 1951-1959, and 31 U.S.C. 5311-5332;
•	Has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and the Anti-Money Laundering Officer knows of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or
•	Involves use of Brown Advisory to facilitate criminal activity.
A SAR must be filed no later than 30 calendar days after the date of the initial detection of the facts that may constitute a basis for filing a SAR. If no suspect is identified on the date of such initial detection, the Firm may delay filing a SAR for an additional 30 calendar days to identify a suspect, but in no case shall reporting be delayed more than 60 calendar days after the date of such initial detection. In situations involving violations that require immediate attention, such as terrorist financing or ongoing money laundering schemes, the Anti-Money Laundering Officer, after consultation with senior management, shall immediately notify by telephone an appropriate law enforcement authority in addition to filing timely a SAR.

The Anti-Money Laundering Officer will report any SAR filed to senior management and will ensure the confidentiality of the SAR and any supporting documentation except as required by applicable rules and regulations. The Chairman of the Audit Committee will be advised of any SAR filing. Further, the Anti-Money Laundering Officer shall ensure that SAR filings and all supporting documentation be kept for a minimum of five years from the date of filing the SAR and be kept segregated from other books and records in order to maintain the confidentiality of such supporting documentation. The Anti-Money Laundering Officer shall coordinate the denial by Brown Advisory of any subpoena request for such information. Any subpoena requests should be directed to the Anti-Money Laundering Officer.

VII. Responding to FinCEN Requests

The Anti-Money Laundering Officer will be responsible for responding to Financial Crimes Enforcement Network (FinCEN) requests. Unless otherwise stated in a FinCEN request, Brown Advisory will search current accounts to determine whether it maintains an account(s) for the person(s) or entity(ies) named in the FinCEN request for the preceding 12 months, and determine whether there have been any transactions in any such account during the preceding six months. Where applicable, Brown Advisory will report responsive information to FinCEN by completing FinCEN’s subject information form and transmitting same to sys314a@fincen.gov. Brown Advisory will not disclose the fact that FinCEN has requested or obtained information, except to the extent necessary to comply with the information request.

Brown Advisory August 2008

Unless otherwise stated in the request, Brown Advisory will not treat the request as continuing in nature, and will not treat the request as a list for purposes of the customer identification and verification requirements. Brown Advisory will not use information provided to FinCEN for any purpose other than to (1) report to FinCEN (2) to determine whether to establish or maintain an account, or to engage in a transaction; or (3) to assist the Firm in complying with any requirement of Section 314 of the Act.

VIII.	Employee Training Program

The Anti-Money Laundering Officer will ensure that this Program is available to all employees.
New employees are required to review the Firm Policy Manual, including this Program, and acknowledge that he or she has read and understands the Firm's Policies and Procedures, including this Program. The Anti-Money Laundering Officer will be responsible for answering all questions relating to this Program and will arrange for annual employee training and any additional training as may be required under anti-money laundering laws and regulations.

IX.	Independent Audit

Brown Advisory will conduct an annual (on a calendar-year basis) independent audit of this
Program. The audit findings will be reported to Brown Advisory’s CEO and CFO. The CEO will take appropriate corrective action and/or discipline based upon the findings and any independent review and analysis. By placing the Anti-Money Laundering Audit under the auspices of the
Audit Committee, Brown Advisory has taken steps to ensure the independence of the audit.

X.	Cooperation with Law Enforcement

All inquiries from law enforcement agencies will be directed to the CFO. Requests for information from federal law enforcement agencies will be provided not later than seven days after the receipt of the request or within such other time as Brown Advisory and the federal law enforcement agency may agree.

XI.	Record-keeping

The Anti-Money Laundering Officer will establish a record-keeping system in order to effectively administer this Program and in accordance with anti-money laundering laws and regulations.
Examples of documents that shall be retained include:

• Customer Identification Information - Brown Advisory will record customer identification information on the new account form, or attach such information to such form, and maintain such records for five years from the date such information is obtained;

• Customer Verification Information - Brown Advisory will retain the documents relied upon to verify a customer’s identity, and information related to any discrepancies with respect to such information and the resolution thereof. With respect to non-documentary verification,
Brown Advisory will retain documents that describe the methods and the results of any measures taken to verify the identity of a customer. Brown Advisory will maintain records of all identification information for five years after the account has been closed. A record of all reviews conducted under this Program (e.g., a list of customer names/addresses checked against the Blocked Persons List and the Blocked Countries List and determination with respect to "foreign shell bank" status, date of review and identification of person who conducted review);

Brown Advisory August 2008

	•	Customer Account Documents;
	•	All reports sent to the U.S. Department of the Treasury pursuant to this Program;

A copy of this Program (with Exhibits) and all subsequent amendments (including amendments to the Exhibits);

	•	Clearing broker communications relating to anti-money laundering issues; and

	•	A copy of each annual independent audit report for this Program.

XII.		Confidentiality

	A.	All communications made hereunder with respect to money laundering concerns involving any person (including, reports given to the Department of the Treasury) shall only be made in accordance with our privacy policy and other applicable anti-money laundering laws and regulations, including the Act.

	B.	Sharing Information With Other Financial Institutions

Brown Advisory Securities receives clearing services through First Clearing and may share information about those suspected of terrorist financing and money laundering with First Clearing for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities and to determine whether to establish or maintain an account or engage in a transaction. Brown Advisory will file with FinCEN an initial notice before any sharing occurs and annual notices afterwards. Before Brown Advisory shares information with another financial institution, it will take reasonable steps to verify that the other financial institution has submitted the requisite notice to FinCEN.

Brown Advisory also may share information about particular suspicious transactions with First
Clearing for purposes of determining whether a SAR-SF filing is required. In cases in which the
Firm files a SAR-SF, the Firm may provide First Clearing a copy of the filed SAR-SF if the Firm deems it appropriate.

EXHIBIT A

ANTI-MONEY LAUNDERING OFFICER
Patrick J. Ventura

Brown Advisory
August 2008

EXHIBIT B
Anti-Money Laundering Officer Delegation Memo
Investment
	Advisory	Securities
Account Opening AML Procedures:
• Checking the Office of Foreign Assets
Control (“OFAC”) List	Cornelius	Viglucci
• Customer Identification and Verification	Cornelius	Viglucci
• Review of Approval Sheet for Accounts for
Persons or Entities Located Outside the US	Cornelius	Viglucci
Due Diligence Procedures:
• Correspondent Accounts	Cornelius	Viglucci
• Private Banking Accounts	Cornelius	Viglucci
Cash Transactions	Joyner	Viglucci
Wire and Fund Transfers, including Third Party
Disbursements, and Check Transactions	Cornelius	Viglucci
Suspicious Transactions and Bank Secrecy Act
Reporting	Joyner/Cornelius	Ventura

Responding to FinCEN Requests	Cornelius	Viglucci

Recordkeeping	Cornelius	Viglucci

Brown Advisory August 2008

EXHIBIT C Designated Supervisors: Brown Advisory Securities, LLC William J. Baird, III Thomas Schweizer, Jr. Jennifer D. Viglucci

Brown Investment Advisory & Trust Company

Michael D. Hankin David M. Churchill Jeffrey D. Cornelius Ann C. Joyner

5. ANALYSTS CONFLICTS – REGULATION AC

Certifications in Connection with Public Appearances

In order to comply with SEC Regulation AC (refer to Policy Manual Addendum on the Intranet), Brown Advisory Securities must make a record within 30 days after any calendar quarter in which any Brown Investment Advisory & Trust
Company research analyst (“research analyst”) made a public appearance. The record to be maintained will be the quarterly certification, a copy of which may also be found on the Intranet. A research analyst may not participate in a public appearance without obtaining prior approval of the Director of Research.

For purposes of this Policy, public appearance means any participation by a research analyst in a seminar, forum (including an interactive electronic forum), or radio or television or other interview, in which the research analyst makes a specific recommendation or provides information reasonably sufficient upon which to base an investment decision about a security or an issuer.

Record Retention: Brown Advisory Securities shall preserve the analyst certification in accordance with Rule 17a-4 under the Securities Exchange Act of
1934 and for a period of not less than 3 years, the first 2 years in an accessible place.

Brown Advisory
August 2008

Certifications in Connection with Research Reports

All research prepared for public distribution must contain a clear and prominent certification by the analyst(s) that attests that:

All of the views expressed in the research report accurately reflect the research analyst's personal views about any and all of the subject securities or issuers; and

No part of the research analyst's compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed by the research analyst in the research report.

Office of Primary Responsibility: Director of Research

II.	ADVISORY EMPLOYEES

	A.	COMMITTEES

1. TRUST INVESTMENT COMMITTEE *

Composition: The TIC shall consist of such officers of the Firm as appointed by the CEO and approved by the Board of Directors annually.

Frequency: The TIC shall meet at least once a month, or as deemed necessary, in order to perform its responsibilities. A quorum of the TIC shall consist of three members.

Responsibilities: The Firm’s Board of Directors has delegated to the TIC the responsibility of overseeing the Firm’s administration and fulfillment of its fiduciary duties.

• The TIC shall oversee fiduciary activities through a review of each account over which the Firm has investment or fiduciary authority at least once during every calendar year.
• In undertaking its responsibilities, the TIC may rely on reports submitted by designated committees, officers, or employees of the Firm.
• The TIC may approve, adopt, and from time to time, revise the format of such reports.
• The TIC’s review, approval and exceptions of the accounts shall be reported in the minutes of its meetings.
• The TIC Chairman shall provide senior management a report that will identify all accounts that have not had a review performed during the

42

Brown Advisory
August 2008

current calendar year (at intervals designed to permit correction on a timely basis).
• The TIC Chairman shall prepare a TIC review for inclusion in each Board book. As well, the TIC Chairman shall appear annually at a Board meeting to give the report and answer any Board questions.

TIC meetings shall be conducted in accordance with the attached procedures and such other policies as TIC may adopt and record in its minutes from time to time.

Office of Primary Responsibility: Chairman of TIC

B.	POLICIES RELATING TO EMPLOYEES

1. FEE CONCESSIONS TO EMPLOYEES, OFFICERS AND
DIRECTORS
The Firm shall grant officers, employees and their “immediate families” a discount of no more than 50% from rates that would be charged to unrelated parties. This policy shall be effective as of January 1, 2004. “Immediate family”
shall be comprised of the spouse, children or parents of the employee, and includes any trust in which the employee has a beneficial interest. The CEO, in his sole discretion, may make any additional fee concessions to officers, directors or employees as the circumstances warrant.

Office of Primary Responsibility: CEO

Reference: OCC Trust Banking Circular -13 (Rev), Trust Fee Concessions

2. OFFICERS OR EMPLOYEES SERVING AS
CO-FIDUCIARY WITH THE FIRM*

The Firm shall prohibit its officers and employees from serving as co-fiduciary with the Firm, unless the appointment is first approved by its Board of Directors, the CEO or the Trust Investment Committee. The CEO shall not decide whether to approve his own appointment as co-fiduciary with the Firm, and in general all approvals made by the CEO shall be submitted to the Trust Investment
Committee for ratification. Whenever the Firm has approved an employee’s service as a co-fiduciary with the Firm, the Firm shall indemnify and hold the employee harmless against all claims or liability arising from the employee’s service as trustee to the extent provided in the By-Laws of the Firm.

Office of Primary Responsibility: CEO

Reference: OCC, 12 CFR 9.15(b)

43

Brown Advisory August 2008

3. CONDUCTING TRADE REVIEWS

The Chief Compliance Officer (“CCO”) will conduct the trading reviews as set forth below to ensure that employees do not take unfair advantage of proprietary non-public trading and research related information. Any trade, pattern or practice that raises an appearance issue will be reported promptly to the CEO and CFO. In addition, a summary report will be issued to the CEO on a quarterly basis.

The Director of Research will also review employee trades on a quarterly basis and report any trades, patterns or practices of concern to the CEO and CFO.

The CCO will conduct the following reviews:

Portfolio Management Trading

On a quarterly basis, for Brown Advisory Mutual Funds where Brown Advisory is the sole advisor, the CCO will compare the prior quarters’ personal trades of members of each portfolio management team, including the CEO, for each Brown Advisory Mutual Fund versus that Fund’s trading. The CCO also will review the personal trades of the Director of Research versus the Brown Advisory Large-Cap Growth, Large-Cap Value, Small-Cap Growth and Opportunity Funds.

On a quarterly basis, the CCO will obtain satisfactory assurances from each sub-advisor for each sub-advised Fund that such advisor has conducted a review to ensure that such advisor’s personnel are not taking unfair advantage of Fund information.

Research Trading

On a quarterly basis, the CCO will compare the trades of all employees for a period of five days prior to any material change in research coverage (i.e., initiations of research coverage, ratings changes, and deletions of coverage) that occurred during the prior quarter to ensure that employees are not taking unfair advantage of Firm information. Also, on a quarterly basis, the CCO will conduct a review of trade activity of all client account activity for a period of five days prior to any material change in research coverage during that quarter to ensure that there are no trades, patterns or practices where certain clients’ accounts of Brown Investment Advisory & Trust Company and Brown Advisory Securities, LLC (“clients’ accounts”) are trading in advance of a key research action.

Mutual Fund Trading

On a quarterly basis, the CCO will review the activity in client accounts of financial advisors versus trading in the following Brown Advisory Funds: 44

Brown Advisory
August 2008

Opportunity and Small-Cap Growth, and any other material trade as determined by the Director of Research to ensure that there are no patterns or practices of clients trading ahead of Funds.

Office of Primary Responsibility: CEO

4. RECORD RETENTION POLICY

The Company shall keep the books and records relating to its investment advisory business in accordance with Rule 204-2 of the Investment Advisers Act of 1940, a copy of which may be found on the Intranet.

All books and records required shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of the Company.

Office of Primary Responsibility: CEO

C.	POLICIES RELATING TO CLIENTS

1. INVESTMENTS

a.	GUIDELINES GOVERNING PURCHASE OF
SECURITIES FOR DISCRETIONARY ACCOUNTS

1.	A best efforts basis shall be made to construct an optimal portfolio of securities over time based upon the Firm’s fundamental research and strategy.

2.	Portfolio construction shall be consistent across client base, to the extent possible, relative to communication with client regarding objectives and risk tolerance.

3.	Portfolio positions that materially deviate from the Firm’s current strategy shall require approval from the Director of Research or specific instructions from the client.

Office of Primary Responsibility: Director of Research

Brown Advisory August 2008

b. GUIDELINES GOVERNING PURCHASE OF INITIAL PUBLIC OFFERINGS FOR CLIENT

ACCOUNTS

The Firm will attempt to achieve fair and equitable distribution of an Initial Public Offering (IPO) among client accounts, taking into consideration advanced indications of interest as well as specific client suitability.

Office of Primary Responsibility: Investment Operating Committee, Portfolio Managers

c. GUIDELINES GOVERNING INVESTMENT IN PROPRIETARY INSTRUMENTS

The Firm has created mutual funds that replicate the Firm’s style of investment management in several asset classes. When determined to be in the client’s best interest, portfolio managers may use these funds to implement an investment strategy. Specifically, the diversification attributes of the fund structure may be beneficial to smaller pools of funds.

When using a fund, the portfolio manager should disclose all costs and administrative fees associated with using these funds.

A copy of the fund prospectus must be supplied to the client at the time of initial purchase.

Office of Primary Responsibility: Investment Operating Committee

d. USE OF PERFORMANCE PRESENTATION STANDARDS

Client investment performance shall be calculated in a manner conforming to the CFA Institute’s Global Investment Performance Standards (GIPS).

The Firm shall adhere to GIPS when presenting performance to clients and prospects.

Office of Primary Responsibility: Investment Operating Committee

Brown Advisory August 2008

e. PROXY VOTING POLICY ON SECURITIES*

The Firm shall vote proxies consistent with this Policy. Generally, the Firm’s research analysts vote actively recommended issuers and obtain research from a proxy service for recommendations for voting proxies of all other issues. Clients may, at any time, opt to change voting authorization. Upon notice that a client has revoked the Firm’s authority to vote proxies, the Firm will forward such materials to the party identified by client.

Routine Matters

Since the quality and depth of management is a primary factor considered when investing in an issuer, the recommendation of the issuer’s management on any issue will be given substantial weight. However, the position of the issuer’s management will not be supported in any situation where it is determined not to be in the best interests of the client.

Election of Directors. Proxies shall be voted for a management-proposed slate of directors unless there is a contested election of directors or there are other compelling corporate governance reasons for withholding votes for such directors. Management proposals to limit director liability consistent with state laws and director indemnification provisions shall be supported because it is important for companies to be able to attract qualified candidates.

Appointment of Auditors. Management recommendations shall generally be supported.

Changes in State of Incorporation or Capital Structure. Management recommendations about re-incorporation shall be supported unless the new jurisdiction in which the issuer is reincorporating has laws that would materially dilute the rights of shareholders of the issuer. Proposals to increase authorized common stock should be examined on a case-by-case basis. If the new shares will be used to implement a poison pill or another form of anti-takeover device, or if the issuance of new shares could excessively dilute the value of outstanding shares upon issuance, then such proposals should be evaluated to determine whether they are in the best interest of the client.

Non-Routine Matters

Corporate Restructurings, Mergers and Acquisitions. These proposals should be examined on a case-by-case basis because they are an extension of an investment decision.

Brown Advisory August 2008

Proposals Affecting Shareholder Rights. Proposals that seek to limit shareholder rights, such as the creation of dual classes of stock, generally should not be supported.

Anti-takeover Issues. Measures that impede takeovers or entrench management will be evaluated on a case-by-case basis taking into account the rights of shareholders and the potential effect on the value of the Firm.

Executive Compensation. Although management recommendations should be given substantial weight, proposals relating to executive compensation plans, including stock option plans, should be examined on a case-by-case basis to ensure that the long-term interests of management and shareholders are properly aligned.

Social and Political Issues. These types of proposals should generally not be supported if they are not supported by management unless they would have a readily-determinable, positive financial effect on shareholder value and would not be burdensome or impose unnecessary or excessive costs on the issuer.

Conflicts of Interest

A “conflict of interest,” means any circumstance when the Firm or one of its affiliates (including officers, directors and employees), or in the case where the Firm serves as investment adviser to a Brown Advisory Fund, when the Fund or the principal underwriter, or one or more of their affiliates (including officers, directors and employees), knowingly does business with, receives compensation from, or sits on the board of, a particular issuer or closely affiliated entity, and, therefore, may appear to have a conflict of interest between its own interests and the interests of clients or Fund shareholders in how proxies of that issuer are voted. The Firm should vote proxies relating to such issuers in accordance with the following procedures:

Routine Matters Consistent with Policy. The Firm may vote proxies for routine matters as required by this Policy.

Immaterial Conflicts. The Firm may vote proxies for non-routine matters consistent with this Policy if it determines that the conflict of interest is not material. A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence the Firm’s decision-making in voting a proxy. Materiality determinations will be based upon an assessment of the particular facts and circumstances.

Brown Advisory August 2008

Material Conflicts and Non-Routine Matters. If the Firm believes that (A) it has a material conflict and (B) that the issue to be voted upon is non-routine or is not covered by this Policy, then:

a)	In the case of a Fund, the Firm shall contact the Proxy Manager for Citigroup Global Transaction Services for a review and
determination;
b)	In the case of all other clients, the Firm should confer with counsel to ensure that the proxy is voted in the best interest of the client.

Abstention

The Firm may abstain from voting proxies in certain circumstances. The Firm may determine, for example, that abstaining from voting is appropriate if voting may be unduly burdensome or expensive, or otherwise not in the best economic interest of the clients, such as (by example and without limitation) when foreign proxy issuers impose unreasonable or expensive voting or holding requirements or when the costs to effect a vote would be uneconomic relative to the value of the client’s investment in the issuer.

Recordkeeping

The Firm will maintain files relating to its proxy voting procedures in an easily accessible place. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of the Firm. The Firm will retain the following:

o	Copies of the proxy voting procedures and policies, and any
amendments thereto.

o	A copy of each proxy statement received by the Firm, provided however that the Firm may rely on obtaining a copy of proxy
statements from the SEC’s EDGAR system for those proxy
statements that are so available.

o	A record of each vote that the Firm casts.

o	A copy of any document the Firm created that was material to making a decision how to vote proxies, or that memorializes that decision, including the resolution of any conflict.

o	A copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written

Brown Advisory August 2008

response to any (written or oral) client request for information on how the Firm voted its proxies.

Disclosure

The Firm’s registered investment advisory entities, Brown Investment
Advisory Incorporated, Brown Advisory LLC and Brown Securities, LLC
will disclose in its Form ADV Part II (inclusive of the Wrap Fee Brochure for Brown Advisory Securities, LLC) that its clients may contact it in order to obtain information on how it voted such client’s proxies, and to request a copy of this Policy. If a client requests this information, the Chief
Compliance Officer will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired about, (1) the name of the issuer, (2) the proposal voted upon and (3) how the client’s proxy was voted.

A concise summary of this Policy will be included in the Form ADV Part
II, and will be updated whenever this Policy is amended and made available to clients upon request.

Office of Primary Responsibility: Director of Research, Portfolio Managers

f.	TRADING POLICY

The list of personnel authorized to originate a trade for client accounts shall include portfolio managers, associate portfolio managers, members of the equity and fixed income trading desks and designated Operations employees. No additions or deletions can be made to this list without the approval of the CEO. The equity and fixed income trading personnel shall be authorized to execute a trade with a broker dealer. No additions or deletions can be made to this list without the approval of the CEO.

Office of Primary Responsibility: CEO

g.	PROCESSING OF BUY OR SELL EQUITY ORDERS

The equity trading desk will use its best efforts to achieve the following:

Each order received by a trader should capture the time the order was received. The trader or the system should capture the time the order is entered with a broker dealer. Unless otherwise noted, all orders to buy or sell securities are considered not-held market orders, and are to be executed at the discretion of authorized trading personnel. Where multiple orders of the same security on the same side of the market are received prior to the 9:30a.m. open, it is the policy of the Firm to block these orders together.

Brown Advisory August 2008

The trading desk will use its discretion to determine whether to block multiple orders of the same security on the same side of the market received after the 9:30a.m. open.

When an entire order is not filled, the trading desk should pro-rate the filled portion of the order down to the nearest 1 share.

It is the policy of the Firm to prohibit the practice of purchasing (or selling) a security for showcase accounts, such as mutual funds, institutional or similar accounts, at a lower (or higher) price before the remaining order for that specific security has been placed, in order to avoid driving the price of the security upward (or downward). The above does not preclude the consummation of some transactions more quickly in accounts in which the Firm exercises sole discretionary power versus accounts in which discretionary power is shared with a third party, due to the need to obtain co-fiduciary approvals and to confer with investment advisers. In addition, in accounts using directed brokers, transactions may be executed after transaction of non-directed accounts in order to avoid the negative impact of entering competing orders with more than one broker dealer.

Office of Primary Responsibility: Director of Research

h.	PLACEMENT OF TRADES WITH BROKER-
DEALERS*

At the execution of a trade, to the extent applicable, the Firm shall comply with the following:

	1.	All transactions will be effected by the equity or fixed income trading desk or by a qualified alternate who will be designated by the CEO; and

	2.	The equity or fixed income trading desk, to the extent
applicable, will use its best efforts in determining the selection of a broker dealer with which to place a trade taking into
account the following considerations:

		a.	The procurement of the lowest possible net cost,
comprised of the level of execution and brokerage
commission,

		b.	A decision by the trader as to the broker dealer most
qualified to provide superior execution capabilities,

Brown Advisory August 2008

c.	That all broker dealer business allocated for research
services will be provided at a commission rate
comparable to rates that are for execution only, and

d.	The ability to settle trades in a timely manner.

Office of Primary Responsibility: Equity Trading Director, Portfolio Manager
- Fixed Income

Reference:	OCC Regulation 12 CFR 9.5, Adoption of Policies and Procedures
with Respect to Brokerage Placement Practices.

i.	QUALIFICATIONS OF BROKER-DEALERS*

The Firm shall periodically review the qualifications of the broker dealers that it conducts business with. The Firm shall conduct the following reviews:

The Research Department shall conduct a quarterly review and vote on the broker dealers that it uses for research materials and services. The
Research Department should base its review and vote on the quality of research materials and services that the broker dealers provide.

The Investment Operating Committee shall review the quarterly broker dealer best execution report that will be prepared by the Director of Equity
Trading. This report should incorporate the brokerage execution data (SEC
Rule 605 and SEC Rule 606) for the top ten broker dealers used during each calendar quarter (based upon commissions), as well as the opinion of
Director of Equity Trading regarding the quality of executions.

The Portfolio Manager - Fixed Income shall provide to the Investment
Operating Committee on an annual basis (1) trading volume data for each of the broker-dealers that execute the Firm’s fixed income trades; (2)
information regarding the quality of execution for broker-dealers that executed more than 10% of the total notional volume of fixed income trades for the period; and (3) documentation related to the execution of trades pursuant to soft-dollar agreements.

The Investment Operating Committee shall annually (calendar year)
review the financial condition of any broker-dealers with whom the Firm has directed any more than 5% of the Firm’s annual equity commissions, and more than 10% of the total notional volume of fixed income trades.

Evidence of these reviews shall be maintained by the Equity Trading
Director and the Portfolio Manager - Fixed Income.

Brown Advisory August 2008

Office of Primary Responsibility: Investment Operating Committee

Reference: OCC Regulation 12 CFR 9.5, Adoption of Policies and Procedures
with Respect to Brokerage Placement Practices.

j.	BROKER DEALER BUSINESS ALLOCATION FOR
RESEARCH SERVICES ("SOFT DOLLARS") *

The Firm shall not purchase for commission dollars any products or services other than research material as defined in the "safe harbor"
provisions of Section 28(e) of the Securities Exchange Act of 1934, SEC
Interpretive Release No. 34-54165 (issued July 18, 2006). The safe harbor provisions of Section 28(e), generally require that: (a) products purchased be "research"; (b) the research be broker "provided"; (c) a "good faith"
determinations be made that the product is reasonable for the price paid;
(d) if a product has both research and non-research functions, that an allocation be made; and (e) certain necessary disclosures be provided. All soft dollar commitments must be reviewed by the Investment Operating
Committee (“IOC”) to ensure that the Firm is serving the best interests of our clients and that we are abiding by all relevant laws pertaining to “soft dollars.”

The Equity Trading Director and Portfolio Manager – Fixed Income shall be responsible for presenting to the IOC the information addressed in item
3 of the IOC policy as it relates to soft dollar arrangements administered by their respective desks.

The Equity Trading Director and Portfolio Manager - Fixed Income shall keep copies of all equity and fixed income soft dollar agreements, respectively.

All “soft dollar trades” shall be executed at a commission level consistent with other broker directed trades and the procurement of the best level price.

Office of Primary Responsibility: Investment Operating Committee

Reference: Section 28(e) of the Securities Exchange Act of 1934;
Securities and Exchange Commission (SEC) Interpretive Release No. 34-54165
(issued July 18, 2006); and Comptroller of the Currency Trust Banking Circular
No. 17, "Soft Dollar Purchases."

k.	DIRECTED BROKERAGE COMMISSIONS

The Firm shall select broker dealers to execute client orders that are able to procure the lowest possible net cost, who provide superior order execution, research services - provided that the commission rates charged

Brown Advisory August 2008

are comparable to rates charged for execution services only, and that present low counter-party risk. It is against Firm policy for any employee to suggest to any third party that in return for referring business to the
Firm, the Firm will direct brokerage commissions to that third party or its affiliates. The Firm will honor written directed brokerage instructions from a client provided such instructions are consistent with applicable law.

Office of Primary Responsibility: Investment Operating Committee

l.	CROSSED TRADES

The Firm shall allow crossed trading where the transaction would be in compliance with Firm policy, and be fair and equitable to both accounts.
When one account is subject to ERISA, no crossed trades shall be permitted.

Office of Primary Responsibility: Investment Operating Committee

Reference:	OCC Regulation 12 CFR 9.12(d) and 12 CFR 12.6(c)

m.	ACCEPTANCE OF AN ACCOUNT WITH
CLOSELY-HELD ASSETS

Prior to accepting an appointment as a fiduciary of an account that has a closely-held business as an asset, the Firm shall obtain approval from the
Director of the Strategic Advisory Group.

Office of Primary Responsibility: Director of Strategic Advisory Group

n.	BROWN ADVISORY RULE 17a-7

Portfolio Managers shall not engage in an affiliate transaction without the approval of the CEO. If the CEO approves an affiliate transaction, each
Portfolio Management team is responsible for ensuring such transaction is effected in compliance with the Forum Funds Rule 17a-7 procedures, a copy of which may be found on the Intranet which immediately follow herewith.

Office of Primary Responsibility: CEO

o.	MARKETING DEPARTMENT POLICY FOR THE
USE OF INDIVIDUAL STOCKS IN MARKETING
MATERIALS

The Firm shall select individual stocks for use in marketing materials based upon objective and consistent criteria, the primary goal of which
54

Brown Advisory August 2008

shall be to illustrate the investment process used in selecting securities. In addition, the Marketing Department will ensure that:

1.	Marketing materials do not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities;

2.	Marketing materials contain a disclosure that generally states that the specific securities identified and described do not represent all of the securities purchased, sold, or recommended for advisory clients, and that the reader should not assume that investments in the securities identified and discussed were or will be profitable;
and

3.	The Department maintains records regarding the items described above in accordance with the Firm's record retention policy.

Office of Primary Responsibility: Marketing Department

p.	MARKETING DEPARTMENT POLICY FOR THE
USE OF PERFORMANCE RANKINGS IN
MARKETING MATERIALS

The Firm shall require that the use of rankings of the Firm’s performance versus a database of other advisers must be presented fairly and in accordance with industry standards. Therefore, the Firm must:

1.	Disclose the criteria on which any ranking was based;

2.	Not use any favorable ranking without disclosing any facts that it knows would call into question the validity of the ranking or the appropriateness of advertising the ranking;

3.	Not state or imply that the Firm was the top-rated adviser in a category when it was not ranked first in that category;

4.	Clearly and prominently disclose the category for which the
ranking was calculated or designation determined, the number of advisers in that category, and the percentage of advisers that received that ranking or designation;

5.	Disclose that the ranking may not be representative of any one client's experience because the ranking reflects an average of all, or a sample of all, of the experiences of the Firm's clients;

6.	Disclose that the rating is not indicative of the Firm's future

Brown Advisory August 2008

performance; and

7. Disclose prominently who created and conducted the survey, and whether the Firm paid a fee to participate in the survey underlying the database.

Office of Primary Responsibility: Marketing Department

2. ACCOUNT MANAGEMENT AND ADMINISTRATION

a. OVERDRAFTS

The Firm shall attempt to prevent overdrafts in client accounts and shall not permit overdrafts without the consent of the Director of
Administration.

The Firm shall endeavor to maintain cash reserves in each account commensurate with the periodic disbursement requirements of the account; notwithstanding that this cash reserve might otherwise exceed reserves dictated by the investment policy for the account.

The overdraft report is circulated to the CFO and CEO on a bi-monthly basis.

Office of Primary Responsibility: CFO and Controller

b. DISCRETIONARY DISTRIBUTION

The Firm shall act in accordance with its interpretation of the settlor's intention, the applicable language in the governing instrument and its best judgment as to what is in the best interests of all classes of beneficiaries.

Except where an emergency exists, a request must be made by the beneficiary in writing if the beneficiary is capable of doing so. Any oral request for a discretionary distribution must be confirmed in writing by the beneficiary if the beneficiary is capable of doing so. If the beneficiary is not capable of confirming the request in writing, then the oral request must be confirmed in writing by a person present at the time of the request who has no interest in the Trust in question. The request should include full information as to the reason for the request, together with adequate information about the beneficiary's own financial resources where the governing instrument requires that they be considered. In addition to the above information, the Firm shall consider the scope of the power provided in the governing instrument and the size of the trust. If a co-
trustee is required to participate in the decision, the Firm shall obtain the written approval of the co-trustee for the distribution.

Brown Advisory August 2008

After the Administrator has accumulated all the supporting documentation and reviewed the request with any co-Trustee, the Administrator and/or
Portfolio Manager shall report the facts and a recommended course of action to any member of TIC who is also a member of the Strategic
Advisory Group for approval. A written record of the decisions shall be maintained in the Committee minutes and in the administrative file for the
Trust.

Office of Primary Responsibility: Trust Investment Committee

c.	REQUESTS FOR CASH DISBURSEMENTS OR
TRANSFERS

The Firm shall establish a procedure on how to process requests for cash disbursements or transfers from clients and their authorized agents.

Procedure:

A. Requests from the client between (and including) $0-$9,999 to include cash disbursements and transfers (wire request, on-
demand, future dated and ACH)

	1.	Must be approved by one authorized approver excluding
the person receiving the request (see list of approvers
below).
	2.	Telephone transfer requests must be confirmed by written,
e-mailed or faxed instructions for the client or an
authorized agent of the client.
	3.	Written instructions are not necessary if a client-executed
Letter of Authorization (“LOA”) is on file.
	4.	Operations will send an advice to the client's address of
record.
	5.	Account-to-account cash transfers must be approved prior
to the transfer being posted in the system. Transfer
Between Accounts reports and the appropriate
documentation as indicated in #2 and #3 must be forwarded
to the approver prior to the 3:45 p.m. deadline.
	6.	A screen print verifying available cash in the account must
also be forwarded to the approver with the other
documentation. Cash disbursements and transfers will not
be initiated without sufficient funds available.

Brown Advisory August 2008

B.	Requests from the client over (and including) $10,000 to include cash disbursements and transfers (wire request, on-demand,
future dated and ACH)

	1.	Must be approved by two authorized approvers excluding
the person receiving the request (see list of approvers
below).
	2.	Written instructions are not necessary for requests of less
than $50,000 if a client-executed LOA is on file and the
LOA specifically identifies the recipient. If the request is to a third party or account that is not specifically identified on the LOA, a written request is needed.
	3.	Telephone transfer requests of $50,000 and over must be
confirmed by written, e-mailed or faxed instructions from
the client or an authorized agent of the client. A client-
executed LOA on file is not sufficient. The written request
must specifically cover the client's request.
	4.	Operations will send an advice to the client's address of
record.
	5.	Account-to-account cash transfers must be approved prior
to the transfer being posted in the system. Transfer
Between Accounts Reports and the appropriate
documentation as indicated in #2 and #3 must be forwarded
to the approver prior to the 3:45 p.m. deadline.
	6.	A screen print verifying available cash in the account must
also be forwarded to the approver with the other
documentation. Cash disbursements and transfers will not
be initiated without sufficient funds available.

C.	Requests from an agent of the client of any amount

	1.	Steps 1 through 7 in A./B. above depending on the dollar
amount of the transaction, as well as;
	2.	Prior to executing the transaction, a signed Agent
Authorization Agreement form must be obtained from the
client.
Final Review

For Wire and ACH transfers, all requestors must verify that the transfers were made in accordance with the instructions provided by checking the transaction on the Trust Accounting System the first business day following the day of the transfer. Any discrepancies

Brown Advisory August 2008

must be brought to the attention of Manager of Operations with a copy to his/her supervisor immediately.

Exceptions

1.	Must be approved by CEO or CFO.

LOAs

1.	Must be refreshed every 3 years. However, approvers shall
have discretion to authorize a cash disbursement under an
LOA over 3 years in age in their discretion, based on the
facts and circumstances on a case-by-case basis. A new
LOA is required upon a change in banking information.

List of Approvers
Primary: Shannon Murr, Robert Hallsky, Jim Stahl
Alternates: Jeff Cornelius, Dave Churchill

Office of Primary Responsibility: CFO

d. CLOSING ACCOUNTS

Employees involved in an account which is closing shall complete a lost client form, a copy of which may be found on the Intranet.

Office of Primary Responsibility: Director of Administration

e.	REFERRAL FEES (CASH PAYMENTS) FOR
CLIENT SOLICITATIONS

Solicitation activities by certain non-affiliated parties on adviser’s behalf shall require written agreements, and these activities are subject to the following procedures:

Procedure: If a Client was introduced to the Advisor through a referring person, the Advisor may pay that referring person a referral fee in accordance with Rule 206(4)-3 of the Investment Advisor’s Act of
1940.

The referral fee shall be paid solely from Advisor Compensation as defined in the Referral Agreement, and shall not result in any additional charge to the Client.

The separate written disclosure document required to be furnished by the solicitation to the client shall contain the following:

Brown Advisory August 2008

•	The name of the solicitor;

•	The name of the investment adviser;

•	The nature of the relationship, including any affiliation, between the solicitor and the investment adviser;

•	A statement that the solicitor will be compensated for his
solicitation services by the investment adviser;

•	The terms of such compensation arrangement, including a
description of the compensation paid or to be paid to the
solicitor; and

•	The amount, if any, for the cost of obtaining his account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by the investment adviser if such differential is attributable to the existence of any arrangement pursuant to which the investment adviser has agreed to
compensate the solicitor for soliciting clients for, or referring clients to, the investment adviser.

The investment adviser shall receive from the client, prior to, or at the time of, entering into any written or oral investment advisory contract with such client, a signed and dated acknowledgement of receipt of the investment adviser’s written disclosure statement and the solicitor’s written disclosure document.

The investment adviser shall retain a copy of each written agreement required by this policy as part of its books and records Rule 204-2(a)(10).

Office of Primary Responsibility: CFO and Controller

3. MASS MAILINGS TO CLIENTS

1. From time to time, different areas of the Firm send out mass mailings to clients. These include mailings such as the following:

•	quarterly investment letter
•	quarterly institutional large cap and small cap letter
•	periodic mutual fund letters
•	notices to clients on commission policies
•	distribution of financial statements to investors in partnerships
•	strategic advisory newsletters
•	notices, letters and reports to shareholders

Brown Advisory August 2008

It is important that we maintain a high level of quality and uniformity in these mailings. All of these mailings should be sent to the Director of
Marketing and the Chief Operating Officer for final review.

The database of addresses for clients and other people who receive these mailings will be maintained by CPR in APX. No other database should be presumed to be accurate and therefore used.

2.	All correspondence being sent out by a person in this Firm should use the full and formal name of each addressee and each person receiving a "cc".
It is not acceptable to use casual forms of a person's name except in the salutation line. As an example, a letter should not be addressed to "Mike
Hankin." If an employee is not comfortable that an employee knows what the correct title is, please ask someone.

3.	All envelopes containing correspondence should be addressed using a pc or typewriter and not handwritten.

Office of Primary Responsibility: Director of Marketing

4. OPERATIONS

a. ROTATION OF DUTIES

The Firm shall require Operations personnel to rotate duties for a consecutive two-week period allowing a greater possibility of detecting irregularities because the employee who is away from their desk is unable to effectively control the situation. As well, the rotation of duties schedule must be monitored by Operations management.

Office of Primary Responsibility: CFO

b. HOUSE ACCOUNT POLICY

The Firm shall require Operations personnel to have written procedures for each house account to include: purpose of account, reconcilement procedures, and any other matters relating to the account that would assist individuals in understanding how each account works.

The Operations Director shall supply a report to senior bank management regarding any “aged” outstanding balances in these accounts on a periodic basis.

Office of Primary Responsibility: CFO

Brown Advisory August 2008

III.	SECURITIES EMPLOYEES
	A.	COMPLIANCE MANUAL OVERVIEW

The purpose of Brown Advisory's Compliance Manual is to protect each employee and Brown Advisory from the serious impact of governmental investigation and civil litigation and to protect Brown Advisory's business reputation. These goals can be achieved if each employee complies with the procedures contained in this Compliance Manual. Violations of the policies detailed in this Compliance Manual may result in disciplinary action, up to and including termination of employment. If an employee has any questions about the contents of the Compliance Manual, contact the FINRA Designated Principal or the CCO.

Office of Primary Responsibility: FINRA Designated Principal